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                                                           EXHIBIT NO. 99.10(c)

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm and Financial Statements" in the Statements of Additional Information and to the incorporation by reference, in this Post-Effective Amendment No. 45 to Registration No. 33-7638 on Form N-1A of our reports dated October 8, 2004, on the financial statements and financial highlights of MFS Core Growth Fund, MFS New Discovery Fund, MFS Research International Fund, MFS Strategic Growth Fund, MFS Technology Fund and MFS Value Fund, each a series of MFS Series Trust I, included in the Funds' 2004 Annual Reports to Shareholders.


                                                           ERNST & YOUNG LLP
                                                           -----------------
                                                           Ernst & Young LLP

                                                           Boston, Massachusetts
                                                           December 27, 2004